EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

International Textile Group, Inc., and Subsidiary Companies:

We consent to the use of our report dated April 23, 2007, with respect to the consolidated balance sheets of International Textile Group, Inc., and Subsidiary Companies as of December 31, 2006, and 2005, October 2, 2005 and October 3, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year ended December 31, 2006, the three months ended December 31, 2005, the year ended October 2, 2005, and the forty–seven week period ended October 3, 2004, incorporated herein by reference in this Form S-8 dated May 25, 2007.

Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of January 1, 2006, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R), as of December 31, 2006.

Charlotte, North Carolina

May 25, 2007